                                                                   EXHIBIT 10.33














                             2000 CITY NATIONAL BANK
                       DIRECTOR DEFERRED COMPENSATION PLAN

                             2000 CITY NATIONAL BANK
                       DIRECTOR DEFERRED COMPENSATION PLAN

                                TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                ----
ARTICLE I.........................................................................................................1

1.1 -    Title....................................................................................................1

1.2 -    Definitions..............................................................................................1

ARTICLE II........................................................................................................6

2.1 -    Participation............................................................................................6

ARTICLE III.......................................................................................................7

3.1 -    Elections to Defer Compensation..........................................................................7

3.2 -    Investment Elections.....................................................................................9

ARTICLE IV.......................................................................................................10

4.1 -    Deferral Account........................................................................................10

4.2 -    Rollovers...............................................................................................10

ARTICLE V........................................................................................................10

5.1 -    Deferral Account........................................................................................10

ARTICLE VI.......................................................................................................11

6.1 -    Distribution of Deferred Compensation...................................................................11

6.2 -    Nonscheduled In-Service Withdrawals.....................................................................12

6.3 -    Hardship Withdrawals....................................................................................13

6.4 -    Inability to Locate Participant.........................................................................13

6.5 -    Change in Control.......................................................................................13

6.6 -    Death Benefit for Certain Participants..................................................................14

ARTICLE VII......................................................................................................15

7.1 -    Committee Action........................................................................................15

7.2 -    Powers and Duties of the Committee......................................................................15

7.3 -    Construction and Interpretation.........................................................................16

7.4 -    Information.............................................................................................16

7.5 -    Compensation, Expenses and Indemnity....................................................................16

7.6 -    Quarterly Statements....................................................................................17

7.7 -    Claims Procedure........................................................................................17

                                       i

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
ARTICLE VIII.....................................................................................................18

8.1 -    Unsecured General Creditor..............................................................................18

8.2 -    Restriction Against Assignment..........................................................................18

8.3 -    Withholding.............................................................................................18

8.4 -    Amendment, Modification, Suspension or Termination......................................................19

8.5 -    Governing Law...........................................................................................19

8.6 -    Receipt or Release......................................................................................19

8.7 -    Payments on Behalf of Persons Under Incapacity..........................................................19

8.8 -    Headings, etc. Not Part of Agreement....................................................................19

                             2000 CITY NATIONAL BANK
                       DIRECTOR DEFERRED COMPENSATION PLAN
                        (EFFECTIVE AS OF JANUARY 1, 2000)

         City National Bank (the "Bank") hereby establishes the 2000 City National Bank Director Deferred Compensation Plan (the "Plan"), effective as of January 1, 2000, to provide a tax-deferred capital accumulation opportunity to its outside directors through deferrals of directors' fees.

                                    ARTICLE I
                              TITLE AND DEFINITIONS

1.1 -    TITLE.

         This Plan shall be known as the 2000 City National Bank Director Deferred Compensation Plan.

1.2 -    DEFINITIONS.

         Whenever the following words and phrases are used in this Plan, with the first letter capitalized, they shall have the meanings specified below.

         "Account" shall mean a Participant's Deferral Account.

         "Annual Retainer" shall mean the annual retainer fee to which a Director is entitled for service as a member of the Board of Directors of the Corporation and/or the annual retainer fee to which a Director is entitled for service as a member of the board of directors of the Bank.

         "Bank" shall mean City National Bank and any successor corporation.

         "Beneficiary" or "Beneficiaries" shall mean the person or persons, including a trustee, personal representative or other fiduciary, last designated in writing by a Participant in accordance with procedures established by the Committee to receive the benefits specified hereunder (other than those benefits set forth in Section 6.6) in the event of the Participant's death. No beneficiary designation shall become effective until it is filed with the Committee, and no beneficiary designation of someone other than the Participant's spouse shall be effective unless such designation is consented to by the Participant's spouse on a form provided by and in accordance with procedures established by the Committee. If there is no Beneficiary designation in effect, or if there is no surviving designated Beneficiary, then the Participant's surviving spouse shall be the Beneficiary. If there is no surviving spouse to receive any benefits payable in accordance with the preceding sentence, the duly appointed and currently acting personal representative of the Participant's estate (which shall include either the Participant's probate estate or living trust) shall be the Beneficiary. In any case where there is no such personal representative of the Participant's estate duly appointed and acting in that capacity within 90 days after the Participant's death (or such extended period as the Committee determines is reasonably necessary to allow such personal representative to be appointed, but not to exceed 180 days after the Participant's death), then Beneficiary shall mean the person or persons who can verify by affidavit or court order to the satisfaction of the Committee that they are legally entitled to receive the benefits specified hereunder. In the event any amount is payable under the Plan to a minor, payment shall not be made to the minor, but instead shall be paid
(a) to that person's living parent(s) to act as custodian, (b) if that person's parents are then divorced, and one parent is the sole custodial parent, to such custodial parent, or (c) if no parent of that person is then living, to a custodian selected by the Committee to hold the funds for the minor under the Uniform Transfers or Gifts to Minors Act in effect in the jurisdiction in which the minor resides. If no parent is living and the Committee decides not to select another custodian to hold the funds for the minor, then payment shall be made to the duly appointed and currently acting guardian of the estate for the minor or, if no guardian of the estate for the minor is duly appointed and currently acting within 60 days after the date the amount becomes payable, payment shall be deposited with the court having jurisdiction over the estate of the minor.

         "Board of Directors" or "Board" shall mean the Board of Directors of City National Bank.

         "Change in Control Event" shall mean:

         (a) The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Corporation (the "Outstanding Corporation Common Stock") or
                  (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Corporation, (ii) any acquisition by the Corporation,
                  (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation, (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) below, or (v) any acquisition by the Goldsmith family or any trust or partnership for the benefit of any member of the Goldsmith family; or

         (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

         (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

         (d) Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Committee" shall mean the Corporation's Benefits Committee.

         "Compensation" shall mean the Participant's Annual Retainer and Meeting Fees.

         "Corporation" shall mean City National Corporation.

         "Deferral Account" shall mean the bookkeeping account on the Bank's books that is maintained by the Committee for each Participant that is credited with amounts equal to (a) the portion of the Participant's Annual Retainer and Meeting Fees that he or she elects to defer, (b) the Participant's Rollover Amount, if any, and (c) earnings or losses pursuant to Section 4.1.

         "Director" shall mean a member of the board of directors of the Bank.

         "Disability" shall mean an incapacity which has rendered the Participant unable to perform all of the material and substantial duties of a Director because of illness or injury.

         "Earnings Rate" shall mean, for each Fund, an amount equal to the net rate of gain or loss on the assets of such Fund during each business day.

         "Effective Date" shall mean January 1, 2000.

         "Eligible Director" shall mean each Director who is not an employee of the Corporation, the Bank, any subsidiary of the Corporation or the Bank or any other entity affiliated with the Corporation or the Bank.

         "Fund" or "Funds" shall mean one or more of the investment funds or portfolios selected by the Committee pursuant to Section 3.2(b).

         "Initial Election Period" for an Eligible Director shall mean the later of: (a) the period beginning upon notification to the Participants of this Plan and ending December 31, 1999; or (b) the thirty-day period following the Eligible Director's election to the Board or the board of directors of the Bank.

         "Meeting Fees" shall mean the amounts to which a Director is entitled for attending meetings of (a) the Board of Directors of the Corporation, (b) the board of directors of the Bank, (c) a committee of the Board of Directors of the Corporation or (d) a committee of the board of directors of the Bank.

         "Participant" shall mean (a) any Eligible Director who elects to defer Compensation in accordance with Section 3.1 and complies with the requirements of Section 2.1 and (b) any individual who was a participant in the City National Corporation Director Deferred Compensation Plan and had a positive account balance on December 31, 1999.

         "Payment Eligibility Date" shall mean the first day of the month following the end of the calendar quarter in which a Participant ceases to provide service to the Bank as an Eligible Director, incurs a Disability or dies.

         "Plan" shall mean the 2000 City National Bank Director Deferred Compensation Plan set forth herein, now in effect, or as amended from time to time.

         "Plan Year" shall mean the 12 consecutive month period beginning on January 1 and ending the following December 31.

         "Plan Year Subaccounts" shall mean subaccounts of a Participant's Deferral Account established to separately account for Compensation deferred (and earnings or losses thereon) for each Plan Year in which a Participant participates in the Plan and for any Rollover Amounts.

         "Prior Plan" shall mean the City National Corporation Director Deferred Compensation Plan.

         "Rollover Amount" shall mean the amount determined in accordance with
Section 4.2.

                                   ARTICLE II
                                  PARTICIPATION

2.1 -    PARTICIPATION.

         (a) GENERALLY. An Eligible Director shall become a Participant in the Plan by (i) electing to defer Compensation in accordance with Section 3.1,
(ii) if required by the Committee, filing a life insurance application form along with his or her deferral election form, and (iii) satisfying any medical underwriting requirement established by the Committee.

         (b) PARTICIPANTS WITH SPLIT-DOLLAR LIFE INSURANCE ARRANGEMENTS. Notwithstanding the foregoing, unless the Committee provides otherwise, an Eligible Director who has entered into a Split-Dollar Life Insurance Agreement with the Corporation must execute an "Agreement for Transfer of Policy and Termination of Split-Dollar Life Insurance Agreement" in order to defer Compensation under this Plan.

                                   ARTICLE III
                               DEFERRAL ELECTIONS

3.1 -    ELECTIONS TO DEFER COMPENSATION.

         (a) INITIAL ELECTION PERIOD. Subject to Section 2.1, each Eligible Director may elect to defer Compensation by filing with the Committee an election that conforms to the requirements of this Section 3.1, on a form provided and in a manner specified by the Committee, no later than the last day of his or her Initial Election Period.

         (b)      GENERAL RULE. Subject to the minimum deferral provisions of
Section 3.1(c) below, the amount of Compensation which an Eligible Director may elect to defer is as follows:

                  (i) Any percentage or dollar amount of Annual Retainer up to 100%; and/or

                  (ii) Any percentage or dollar amount of Meeting Fees up to 100%.

         (c) MINIMUM DEFERRALS. For each Plan Year during which an Eligible Director is a Participant, the minimum amount that may be elected under Section 3.1(b) is $5,000. This $5,000 minimum deferral for any Plan Year may be met by a combination of deferrals of Annual Retainer and/or Meeting Fees for the Plan Year.

         (d) EFFECT OF INITIAL ELECTION. An election to defer Compensation during the Initial Election Period shall be effective with respect to Compensation paid with respect to the Plan Year for which the election is made.

         (e) ELECTIONS OTHER THAN ELECTIONS DURING THE INITIAL ELECTION PERIOD. Subject to the requirements of Section 2.1, any Eligible Director may participate for any Plan Year by filing an election, on a form provided and in a manner specified by the Committee, to defer Compensation as described in paragraph (b) above. An election to defer Compensation for a Plan Year must be filed on or before December 1 of the preceding Plan Year, or such other date as the Committee establishes, which date shall be no later than December 31 of the preceding Plan Year, and will be effective for Compensation earned on or after January 1 of the Plan Year for which the election applies.

         (f) DURATION OF DEFERRAL ELECTION. Any election made under this Plan to defer Compensation shall apply only to Compensation payable with respect to the Plan Year for which the election is made. For each subsequent Plan Year, an Eligible Director may make a new election, subject to the limitations set forth in this Section 3.1, to defer a percentage of his or her Compensation.

         (g) IN-SERVICE DISTRIBUTIONS. At the time of making an election to defer Compensation for a Plan Year pursuant to this Section 3.1, a Participant may elect (in the manner specified by the Committee) to receive an in-service distribution of the amount deferred under such election, together with earnings or losses credited with respect to such amounts pursuant to Article IV, in a lump sum payment or in annual installments over 2, 3, 4, or 5 years in any January that occurs after the second anniversary of the last day of the Plan Year in which the amount deferred was earned. In addition, each Participant who has a Rollover Amount credited to his or her Account under Section 4.2 shall be permitted to elect, on or before December 31, 1999, to receive an in-service distribution of such Rollover Amount, together with earnings or losses, in January of 2003 or any later year. A Participant may subsequently elect to defer the year of any such in-service distribution to any subsequent date that is at least two years from the prior scheduled distribution date by filing a written election with the Committee, on a form provided and in a manner specified by the Committee, at least one year prior to the first day of the previously elected in-service distribution year. The election to defer the year of an in-service distribution may be made no more than twice. A Participant may elect to change the form of an in-service distribution, provided that his or her election is made on a form and in a manner specified by the Committee and such election is received by the Committee at least one year prior to the date distribution is to be made (or installment are to commence). If a Participant fails to make a distribution election under this Section 3.1(g) for a Plan Year, the Compensation deferred for that Plan Year shall be distributed as set forth in
Section 6.1(b).

         (h) ELECTIONS FOR ALTERNATIVE FORM OF DISTRIBUTION. At the time of making an election to defer Compensation for a Plan Year pursuant to this
Section 3.1, a Participant may elect (in the manner specified by the Committee) an alternative form of benefit for distribution of the Compensation deferred for that Plan Year pursuant to Section 6.1(b). Subject to the provisions of Section 6.1(b), this election will apply to the Compensation deferred for such Plan Year if (i) the Participant does not elect an in-service distribution with respect to such deferred Compensation pursuant to Section 3.1(g), or (ii) the Participant elects an in-service distribution but ceases to be an Eligible Director prior to commencement of such in-service distribution.

         (i) EFFECT OF ELECTIONS. Each distribution election under Section 3.1(g) and Section 3.1(h) shall apply only to the Compensation deferred for the Plan Year for which the election is made. For each subsequent Plan Year a Participant may make a separate election. Any election filed pursuant to this
Section 3.1 shall be irrevocable for any one Plan Year except to the extent provided in subsection (g) hereof, Section 6.1, Section 6.2 and Section 6.3.


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

3.2 -    INVESTMENT ELECTIONS.

         (a)      At the time of making each deferral election described in
Section 3.1, the Participant shall designate, on a form provided and in a manner specified by the Committee, which Fund or Funds the Compensation deferred pursuant to such election will be deemed to be invested in for purposes of determining the amount of earnings or losses to be credited or debited to his or her Plan Year Subaccount that the Committee establishes pursuant to Section 4.1 to account for such deferred Compensation.

         (b) In making the designation pursuant to this Section 3.2, the Participant must specify, in multiples of 10, the percentage of his or her corresponding Plan Year Subaccount that shall be deemed to be invested in one or more Funds. Effective as of the first business day of any month, a Participant may change the designation made under this Section 3.2 with respect to any or all of his or her Plan Year Subaccounts by filing an election, on a form provided and in a manner specified by the Committee. If a Participant fails to make an investment election for Compensation deferred in any Plan Year, the Participant's most recent investment election shall apply to the Plan Year Subaccount established for such Plan Year and each Plan Year Subaccount established with respect to any subsequent Plan Year Subaccount(s) until the Participant files an election with the Committee in accordance with the provisions of this Section 3.2 with respect to such Plan Year Subaccount(s). Notwithstanding the foregoing, if a Participant has not previously elected a Fund under this Section 3.2, he or she shall be deemed to have elected the money market option, or such other Fund that the Committee designates as the default fund for purposes of this Plan.

         (c) The Committee shall select from time to time, in its sole discretion, the Funds in which Compensation deferred under this Plan will be deemed to be invested. The Earnings Rate of each Fund shall be used to determine the amount of earnings or losses to be credited or debited to the Participant's Deferral Account under Article IV. The Bank reserves the right to change the Funds, and to increase or decrease the number of Funds, available as the Funds for purposes of this Plan.

         (d) Notwithstanding the Participant's ability to designate the Funds in which the Plan Year Subaccounts of his or her Deferral Account shall be deemed to be invested, the Bank shall have no obligation to invest any funds in accordance with any Participant's election. A Participant's Deferral Account shall merely be a bookkeeping entry on the Bank's books, and no Participant shall obtain any interest in any of the Funds.

                                   ARTICLE IV
                                    ACCOUNTS

4.1 -    DEFERRAL ACCOUNT.

         The Committee shall establish and maintain a Deferral Account for each Participant under the Plan. The Deferral Account shall be divided into Plan Year Subaccounts to separately account for deferrals made for each Plan Year. A Participant's Plan Year Subaccounts shall be divided into separate subaccounts ("investment subaccounts"), each of which corresponds to a Fund elected by the Participant pursuant to Section 3.2(a). A Participant's Plan Year Subaccount for a Plan Year shall be credited as follows:

                  (a) The Committee shall credit the investment subaccounts of the Plan Year Subaccount of the Participant's Deferral Account with an amount equal to the Compensation deferred by the Participant for the Plan Year for which the Plan Year Subaccount is established on the fifth business day after the Compensation would have been paid, in accordance with the Participant's election under Section 3.2(a); that is, the portion of the Participant's deferred Compensation that the Participant has elected to be deemed to be invested in a certain Fund shall be credited to the investment subaccount corresponding to that Fund;

                  (b) As of the close of each business day, each investment subaccount of a Participant's Plan Year Subaccount of the Participant's Deferral Account shall be credited with earnings or losses in an amount determined by multiplying the balance credited to such investment subaccount as of the beginning of the same business day by the Earnings Rate for the corresponding Fund.

4.2 -    ROLLOVERS.

         If a Participant was a participant in the Prior Plan, and had a positive account balance on December 31, 1999, that positive account balance, determined as of that date, shall be transferred to the Participant's Account under this Plan, and shall be governed by the terms and conditions of this Plan and shall be referred to as the "Rollover Amount." The Participant's Rollover Amount shall be credited to a separate Plan Year Subaccount. The Participant may make separate distribution and investment elections applicable to such Rollover Amount in accordance with Articles III and VI of this Plan.

                                    ARTICLE V
                                     VESTING

5.1 -    DEFERRAL ACCOUNT.

         A Participant's Deferral Account shall be 100% vested at all times.

                                   ARTICLE VI
                                  DISTRIBUTIONS

6.1 -    DISTRIBUTION OF DEFERRED COMPENSATION.

         (a) Distribution of the amount credited to each Plan Year Subaccount of the Participant's Deferral Account that is subject to an in-service distribution election made by the Participant pursuant to Section 3.1(g) shall be made beginning in January of the year elected by the Participant in the form elected by the Participant, provided that the Participant continues to serve as an Eligible Director on January 1 of such year. Notwithstanding the foregoing, if the amount credited to a Plan Year Subaccount as of the end of the month immediately preceding the date that distributions are scheduled to commence is $25,000 or less (or, if distributions from two or more Plan Year Subaccounts are scheduled to commence in the same year for the same number of annual installments, if the sum of the amounts credited to such Plan Year Subaccounts is $25,000 or less), payment will be made in the form of a single lump sum rather than annual installments. In the event the Participant's service as an Eligible Director is terminated for any reason prior to January 1 of a year elected by the Participant for a Plan Year Subaccount pursuant to Section 3.1(g), the Participant's in-service distribution election for such Plan Year Subaccount shall no longer be effective and all of the amounts credited to such Plan Year Subaccount shall be distributed as set forth in the following subsections of this Section 6.1 in accordance with any applicable election by the Participant. In the event the Participant terminates service as an Eligible Director while receiving an in-service distribution from one or more Plan Year Subaccounts in the form of annual installments, such payments will continue as scheduled.

         (b) When a Participant terminates service as an Eligible Director for any reason including death, the amounts credited to his or her Plan Year Subaccounts that are not then in pay status pursuant to in-service distribution elections shall be distributed to the Participant (or his or her Beneficiary) in 60 substantially equal quarterly installments beginning as soon as practicable following his or her Payment Eligibility Date. Notwithstanding the foregoing, a Participant may elect to receive distribution of one or more of his or her Plan Year Subaccounts in a lump sum or in 20, 40 or 60 substantially equal quarterly installments beginning as soon as practicable following the Participant's Payment Eligibility Date, provided that his or her election is filed with the Committee either (i) at the time of making his or her deferral election for the Plan Year for which the Plan Year Subaccount was established (as described in Section 3.1(h)), or (ii) at least one year prior to his or her termination of service as an Eligible Director on a form provided and in a manner specified by the Committee. A Participant may change the form of distribution, provided that his or her change election is made on a form and in a manner specified by the Committee and such election is received by the Committee at least one year prior to the date distribution is to be made (or installments are to commence). Notwithstanding anything contained herein to the contrary, (i) in the event that the amount credited to a Participant's Deferral Account is less than $50,000 as of the end of the month in which his or her service as an Eligible Director terminates, such amount shall be paid in a cash lump sum payment as soon as practicable following his or her Payment Eligibility Date, or (ii) in the event that the sum of the amounts credited to the Participant's Plan Year Subaccounts that are subject to the same election as to date of commencement of distribution and number of installments is less than $50,000 at the end of the month in which the Participant's service as an Eligible Director terminates, such amount shall be paid in a cash lump sum payment as soon as practicable following his or her Payment Eligibility Date.

         (c) The Participant's Plan Year Subaccounts shall continue to be credited with earnings pursuant to Sections 4.1 and 4.2 of the Plan until all amounts credited to his or her Plan Year Subaccounts under the Plan have been distributed.

         (d) In the event that a former Participant dies while receiving installment payments under this Plan, any remaining installments shall be paid to the Participant's Beneficiary as such installments would have otherwise been due to the Participant.

6.2 -    NONSCHEDULED IN-SERVICE WITHDRAWALS.

         At any time prior to his or her termination of service as an Eligible Director, a Participant may elect to withdraw an amount not in excess of the amounts credited to his or her Deferral Account, reduced by the withdrawal penalty described below. The Participant may make such an election by filing a written notice with the Committee on a form provided and in the manner specified by the Committee. Within 90 days following the Committee's receipt of such notice, an amount equal to 90% of the amount that the Participant has elected to withdraw from his or her Deferral Account shall be paid to the Participant in a cash lump sum payment. Upon the payment of such withdrawal, (a) an amount equal to 10% of the amount the Participant has elected to withdraw from the Participant's Deferred Compensation Account shall be forfeited, (b) the Participant shall cease to participate in the Plan for the remainder of the Plan Year in which the withdrawal occurs and shall be ineligible to participate during the Plan Year immediately following the Plan Year in which the withdrawal occurs, and (c) any deferral elections made by the Participant for such periods shall terminate. A Participant may not make more than two withdrawals under this
Section 6.2. The amount of any such payments and forfeitures shall be deducted from the amounts credited to the Participant's Plan Year Subaccounts in such order and in such proportions as the Committee may determine in its sole discretion. The remaining amounts credited to a Participant's Plan Year Subaccounts shall be distributed in accordance with the Participant's elections with respect to such Plan Year Subaccounts.

6.3 -    HARDSHIP WITHDRAWALS.

         Upon written request of a Participant, the Committee may, in its sole discretion, make a lump sum payment to a Participant and/or accelerate the payment of installment payments due to the Participant in order to meet a severe financial hardship to the Participant resulting from (a) a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, (b) loss of the Participant's property due to casualty or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. However, no payment shall be made under this Section 6.3 to the extent that a hardship is or may be relieved (a) through reimbursement or compensation by insurance or otherwise, (b) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship or (c) by cessation of deferrals under the Plan effective for the next Plan Year. The amount of any hardship lump sum payment and/or accelerated amount under this Section 6.3 shall not exceed the lesser of (a) the amount required to meet the immediate financial need created by such hardship or (b) the entire amounts credited to the Participant's Accounts. The amount of any such payments shall be deducted from the amounts credited to the Participant's Plan Year Subaccounts in such order and in such proportions as the Committee may determine in its sole discretion. The remaining amounts credited to a Participant's Plan Year Subaccounts shall be distributed in accordance with the Participant's elections with respect to such Plan Year Subaccounts.

6.4 -    INABILITY TO LOCATE PARTICIPANT.

         In the event that the Committee is unable to locate a Participant or Beneficiary within two years following the Participant's Payment Eligibility Date, the amounts allocated to the Participant's Deferral Account shall be forfeited. If, after such forfeiture, the Participant or Beneficiary later claims such benefits, such benefits shall be reinstated without interest or earnings.

6.5 -    CHANGE IN CONTROL.

         In the event of a Change in Control, a Participant shall receive the amounts allocated to his or her Deferral Account in a cash lump sum payment as soon as practicable following the Change in Control.


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

6.6 -    DEATH BENEFIT FOR CERTAIN PARTICIPANTS.

         (a) For each Participant who is named in the list attached hereto as Schedule 1, the Bank shall provide life insurance coverage in the amount set forth next to his or her name in Schedule 1, beginning on the date such Participant executes an "Agreement for Transfer of Policy and Termination of Split-Dollar Life Insurance Agreement" and ending on December 31, 2009 (the "Coverage Period"). Such life insurance coverage shall remain in effect throughout the Coverage Period even if the Participant ceases to serve as an Eligible Director.

         (b) The Bank shall provide such life insurance coverage by maintaining a life insurance policy (the "Policy") on the life of each named Participant. Each such Participant shall be entitled to name a beneficiary (which need not be his or her Beneficiary under this Plan) to receive the portion of the death benefit under the Policy that is equal to the amount set forth as his or her death benefit in Schedule 1 (his or her "Death Benefit"). The Participant may make a beneficiary designation or change a beneficiary designation in writing in accordance with procedures established by the Committee. No beneficiary designation will become effective until it is filed in accordance with the Committee's procedures. If no beneficiary designation is in effect, the Death Benefit shall be paid to the Participant's Beneficiary under this Plan. If the actual death benefit under the Policy exceeds the Death Benefit, the excess death benefit under the Policy shall be paid to the Bank.

         (c) At the end of Coverage Period, the Bank shall cease to provide the life insurance coverage described herein and the provisions of this Section
6.6 shall terminate and have no further effect.


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

                                   ARTICLE VII
                                 ADMINISTRATION

7.1 -    COMMITTEE ACTION.

         The Committee shall act at meetings by affirmative vote of a majority of the members of the Committee. Any action permitted to be taken at a meeting may be taken without a meeting if, prior to such action, a written consent to the action is signed by all members of the Committee and such written consent is filed with the minutes of the proceedings of the Committee. A member of the Committee shall not vote or act upon any matter which relates solely to himself or herself as a Participant. The Chairman or any other member or members of the Committee designated by the Chairman may execute any certificate or other written direction on behalf of the Committee.

7.2 -    POWERS AND DUTIES OF THE COMMITTEE.

         (a) The Committee, on behalf of the Participants and their Beneficiaries, shall enforce the Plan in accordance with its terms, shall be charged with the general administration of the Plan, and shall have all powers necessary to accomplish its purposes, including, but not by way of limitation, the following:

                  (i) To select the funds or portfolios to be the Funds in accordance with Section 3.2(b) hereof;

                  (ii) To construe and interpret the terms and provisions of this Plan;

                  (iii) To compute and certify to the amount and kind of benefits payable to Participants and their Beneficiaries;

                  (iv) To maintain all records that may be necessary for the administration of the Plan;

                  (v) To provide for the disclosure of all information and the filing or provision of all reports and statements to Participants, Beneficiaries or governmental agencies as shall be required by law;


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

                  (vi) To make and publish such rules for the regulation of the Plan and procedures for the administration of the Plan as are not inconsistent with the terms hereof; and

                  (vii) To appoint a plan administrator or any other agent, and to delegate to them such powers and duties in connection with the administration of the Plan as the Committee may from time to time prescribe.

7.3 -    CONSTRUCTION AND INTERPRETATION.

         The Committee shall have full discretion to construe and interpret the terms and provisions of this Plan, which interpretation or construction shall be final and binding on all parties, including but not limited to the Bank and any Participant or Beneficiary. The Committee shall administer such terms and provisions in a uniform and nondiscriminatory manner and in full accordance with any and all laws applicable to the Plan.

7.4 -    INFORMATION.

         To enable the Committee to perform its functions, the Bank shall supply full and timely information to the Committee on all matters relating to the Compensation of all Participants, their death or other cause of termination, and such other pertinent facts as the Committee may require.

7.5 -    COMPENSATION, EXPENSES AND INDEMNITY.

         (a) The members of the Committee shall serve without compensation for their services hereunder.

         (b) The Committee is authorized at the expense of the Bank to employ such legal counsel as it may deem advisable to assist in the performance of its duties hereunder. Expenses and fees in connection with the administration of the Plan shall be paid by the Bank.

         (c) To the extent permitted by applicable state law, the Bank shall indemnify and save harmless the Committee and each member thereof, the Board of Directors and each member thereof, and delegates of the Committee who are employees of the Bank against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Corporation or provided by the Bank under any bylaw, agreement or otherwise, as such indemnities are permitted under state law.


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

7.6 -    QUARTERLY STATEMENTS.

         Under procedures established by the Committee, a Participant shall receive a statement with respect to such Participant's Account as of the last day of each calendar quarter.

7.7 -    CLAIMS PROCEDURE.

         (a) CLAIM. A person who believes that he or she is being denied a benefit to which he or she is entitled under this Plan (hereinafter referred to as "Claimant") may file a written request for such benefit with the Committee, setting forth his or her claim. The request must be addressed to the Committee at the Bank's principal place of business.

         (b) CLAIM DECISION. Upon receipt of a claim, the Committee shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Committee may, however, extend the reply period for an additional ninety (90) days for special circumstances. If the claim is denied in whole or in part, the Committee shall inform the Claimant in writing, using language calculated to be understood by the Claimant, setting forth: (i) the specified reason or reasons for such denial; (ii) the specific reference to pertinent provisions of this Plan on which such denial is based; (iii) a description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation why such material or such information is necessary; (iv) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and (v) the time limits for requesting a review under subsection (c).

         (c) REQUEST FOR REVIEW. Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Committee review the determination. Such request must be addressed to the Committee, at the Bank's principal place of business. The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Committee. If the Claimant does not request a review within such sixty (60) day period, he or she shall be barred and estopped from challenging the original determination.

         (d) REVIEW OF DECISION. Within sixty (60) days after the Committee's receipt of a request for review, after considering all materials presented by the Claimant, the Committee will inform the Claimant in writing, in a manner calculated to be understood by the Claimant, of its decision setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Plan on which the decision is based. If special circumstances require that the sixty (60) day time period be extended, the Committee will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.


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

                                  ARTICLE VIII
                                  MISCELLANEOUS

8.1 -    UNSECURED GENERAL CREDITOR.

         Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Bank. No assets of the Bank shall be held under any trust, or held in any way as collateral security for the fulfilling of the obligations of the Bank under this Plan, although the Bank may establish one or more grantor trusts subject to Code Section 671 to facilitate the payment of benefits hereunder. Any and all of the Bank's assets shall be, and remain, the general unpledged, unrestricted assets of the Bank. The Bank's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Bank to pay money in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors. It is the intention of the Bank that this Plan and any trust established to facilitate the payment of benefits hereunder be unfunded for purposes of the Code and for purposes of Title I of ERISA.

8.2 -    RESTRICTION AGAINST ASSIGNMENT.

         The Bank shall pay all amounts payable hereunder only to the person or persons designated by the Plan and not to any other person or corporation. No part of a Participant's Account shall be liable for the debts, contracts, or engagements of any Participant, his or her Beneficiary, or successors in interest, nor shall a Participant's Account be subject to execution by levy, attachment, or garnishment or by any other legal or equitable proceeding, nor shall any such person have any right to alienate, anticipate, sell, transfer, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever. If any Participant, Beneficiary or successor in interest is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any distribution or payment from the Plan, voluntarily or involuntarily, the Committee, in its discretion, may cancel such distribution or payment (or any part thereof) to or for the benefit of such Participant, Beneficiary or successor in interest in such manner as the Committee shall direct.

8.3 -    WITHHOLDING.

         There shall be deducted from each payment made under the Plan any taxes which are required to be withheld by the Bank in respect to such payment. The Bank shall have the right to reduce any payment by the amount of cash sufficient to provide the amount of said taxes.

8.4 -    AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION.

         The Bank may amend, modify, suspend or terminate the Plan in whole or in part, except that no amendment, modification, suspension or termination shall have any retroactive effect to reduce any amounts allocated to a Participant's Account. In the event that this Plan is terminated, the distribution of the amounts credited to a Participant's Deferral Account shall not be accelerated but shall be paid at such time and in such manner determined under the terms of the Plan immediately prior to termination as if the Plan had not been terminated. (Neither the Policies themselves nor the death benefit described in Section 6.6 shall be treated as allocated to Accounts.)

8.5 -    GOVERNING LAW.

         This Plan shall be construed, governed and administered in accordance with the laws of the State of California.

8.6 -    RECEIPT OR RELEASE.

         Any payment to a Participant or the Participant's Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Committee, the Corporation and the Bank. The Committee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

8.7 -    PAYMENTS ON BEHALF OF PERSONS UNDER INCAPACITY.

         In the event that any amount becomes payable under the Plan to a person who, in the sole judgment of the Committee, is considered by reason of physical or mental condition to be unable to give a valid receipt therefore, the Committee may direct that such payment be made to any person found by the Committee, in its sole judgment, to have assumed the care of such person. Any payment made pursuant to such determination shall constitute a full release and discharge of the Committee, the Corporation and the Bank.

8.8 -    HEADINGS, ETC. NOT PART OF AGREEMENT.

         Headings and subheadings in this Plan are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.

         IN WITNESS WHEREOF, the Bank has executed this document this 28th day of February, 2001.

                                        CITY NATIONAL BANK


                                        By:  /s/ KATE DWYER
                                             ------------------------------
                                             Kate Dwyer
                                        Its: Executive Vice President
                                             Human Resources Division

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